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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): MARCH 1, 1999



                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)



         TEXAS                     000-24677               76-0306721
(State of Incorporation)       (Commission File No.)     (I.R.S. Employer
                                                         Identification No.)



    5151 SAN FELIPE, 21ST FLOOR
            HOUSTON, TEXAS                                      77056
(Address of Principal Executive Offices)                      (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000


                           5151 SAN FELIPE, 21ST FLOOR
                              HOUSTON, TEXAS 77056
                                (former address)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 1, 1999, BindView Development Corporation ("BindView") acquired all of the outstanding equity interests of Netect, Ltd. ("Netect") in exchange for an aggregate of 1,161,394 shares of the BindView's common stock. BindView also issued a warrant to purchase 61,963 shares of its common stock at a price of $16.14 in exchange for an outstanding warrant to purchase Netect stock and issued stock options in substitution for outstanding Netect employee stock options.

         On March 2, 1999, BindView issued a press release relating to the acquisition of Netect, a copy of which is attached as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

         Financial statements of Netect for the periods specified in Rule 3.05(b) of Regulation S-X are not currently available to BindView and will be filed by BindView by an amendment to this report as soon as practicable and in any event not later than 60 days after this Current Report on Form 8-K must be filed.

         (b) Pro Forma Financial Information.

         Pro forma financial information required pursuant to Article 11 of Regulation S-X is not currently available to BindView and will be filed by BindView by an amendment to this report as soon as practicable and in any event not later than 60 days after this Current Report on Form 8-K must be filed.

         (c) Exhibits.

         2.1 Share Purchase Agreement dated as of January 29, 1999, among BindView, Netect, the holders of all of the share capital of Netect and rights to acquire share capital of Netect and Paul
                  E. Blondin, as Shareholders' Representative.

         99.1     Press Release



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BINDVIEW DEVELOPMENT CORPORATION




Dated: March 15, 1999                By:          /s/ ERIC J. PULASKI
                                         ---------------------------------------
                                         Eric J. Pulaski, Chairman of the Board,
                                          President and Chief Executive Officer



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                                INDEX TO EXHIBITS

         2.1      Share Purchase Agreement dated as of January 29, 1999, among
                  BindView, Netect, the holders of all of the share capital of Netect and rights to acquire share capital of Netect and Paul
                  E. Blondin, as Shareholders' Representative.

         99.1     Press Release



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